UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2022
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On February 9, 2022, the Board of Directors of the Company (the “Board”) appointed John Tedone (age 57) to serve as the Company’s Chief Accounting Officer, effective February 14, 2022 (the “Commencement Date”). Mr. Tedone has 25 years of experience in various financial leadership roles at manufacturing and distributions organizations. Prior to Eos, Mr. Tedone most recently served as Vice President, Finance and Chief Accounting Officer of Lydall, Inc., a publicly-traded global provider of specialty filtration and advanced materials solutions, since 2020. There, Mr. Tedone was responsible for the Company’s global accounting, tax and SEC reporting functions. From April 2007 to April 2020, Mr. Tedone served as the Vice President, Finance and Chief Accounting Officer of Kaman Corporation (NYSE: KAMN), a global provider of highly engineered products and solutions serving the aerospace, defense and medical industries. Mr. Tedone joined Kaman Corporation in November 2004 as Assistant Vice President, Internal Audit and was promoted to Vice President, Internal Audit in 2006. Mr. Tedone holds a Master of Business Administration in Management from Rensselaer Polytechnic Institute and a Bachelor of Science in Accounting from Central Connecticut State University. Mr. Tedone is a Certified Public Accountant.

In connection with his appointment, the Company entered into an employment letter with Mr. Tedone (the “Employment Letter”), pursuant to which Mr. Tedone will receive an annual base salary of $250,000. Mr. Tedone will also be eligible for a year-end target bonus opportunity of 25% of his annual base salary, with the actual bonus to be determined based on performance. In addition, upon commencing his employment with the Company, Mr. Tedone will receive a grant of 50,000 restricted stock units that settle in shares of Class A common stock of the Company and vest, subject to continued employment, in three equal annual installments on each anniversary of the Commencement Date (with accelerated vesting on a change in control).

The Employment Letter also includes a non-competition covenant that continues for 12 months following termination of employment.

There are no arrangements or understandings between Mr. Tedone and any other persons pursuant to which he was selected as an officer of the Company, and Mr. Tedone is not related to any other executive officer or director of the Company. Mr. Tedone has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary description of the Employment Letter is not complete and is subject to, and qualified in the entirety by reference to, the full text of the Employment Letter, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the actions described above is provided as Exhibit 99.1 to this Current Report.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

10.1	Employment Letter
99.1	Press release dated February 14, 2022
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: February 14, 2022	By:	/s/ Randall Gonzales
		Name:	Randall Gonzales
		Title:	Chief Financial Officer
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